EXHIBIT 23
CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM
We consent to the incorporation by reference in Registration Statement No. 333-120040 on Form S-3 and Registration Statement Nos. 333-116896, 333-116894, 333-118055, 333-58832, 333-58836, and 333-58840 on Form S-8 of our report dated April 14, 2008, relating to the financial statements and financial statement schedule of UTi Worldwide Inc. (which report expresses an unqualified opinion and includes an explanatory paragraph relating to the Company’s adoption of Statement of Financial Accounting Standards No. 123R, Share-Based Payment and FASB Interpretation No. 48, Accounting for Uncertainty in Income Taxes and an explanatory paragraph related to the restatement discussed in Note 21 to the financial statements) and our report relating to the effectiveness of UTi Worldwide, Inc,’s internal control over financial reporting dated April 14, 2008 (which report expresses an adverse opinion on internal control over financial reporting), appearing in this Annual Report on Form 10-K of UTi Worldwide Inc. for the year ended January 31, 2008.
/s/ Deloitte & Touche LLP
Los Angeles, California
April 14, 2008